Exhibit 10.1

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement, effective as of October 5, 2012 (this “Agreement”), is by and among the persons and entities listed on Schedule A hereto (collectively, the “Icahn Group”, and individually a “member” of the Icahn Group) and Navistar International Corporation (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Prior Agreement. The parties hereto agree that the parties’ prior agreement, dated November 14, 2011, is hereby terminated and shall be of no further force or effect.

2. Board and Committee Representation.

(a) The Company agrees:

(i)	no later than October 8, 2012, to appoint Vincent J. Intrieri (the designee of the Icahn Group) or his Replacement (as hereinafter defined) (Mr. Vincent J. Intrieri and his Replacement, the “Icahn Nominee”), as a Class I or Class II director in replacement of a director serving on the Board of the Company on the date hereof (any such director, an “Incumbent Director”), subject, if not previously executed, to such nominee’s execution and delivery to the Company of the Company’s standard director nomination documentation in the form previously provided to the Icahn Group (which documentation included such nominee’s consent to be named as a nominee in the Company’s proxy statement for the Company’s 2013 annual meeting of stockholders, which shall not be held later than February 28, 2013 (the “2013 Annual Meeting”), and to serve as a director if so elected (collectively, the “Nomination Documents”));

(ii)	Reserved

(iii)

to appoint an additional person approved by the Company, such approval not to be unreasonably withheld or delayed (any such person, an “Acceptable Person”) (or such person’s Replacement) mutually designated by the Icahn Group and the MHR Group (as defined in that certain Settlement Agreement by and among the Company and the members of the MHR Group signatory thereto, dated as of October 5, 2012 (the “Other Shareholder Agreement”; such MHR Group members entering into such Settlement Agreement, the “Other Shareholder”, and the person so mutually designated by the Icahn Group and the MHR Group, the “Mutual Designee”) to the Board, as a Class I or Class II director in replacement of an Incumbent Director (and, if such proposed designee is not an Acceptable Person, the Icahn Group and the Other Shareholder shall be entitled to continue designating a potential Mutual Designee until such proposed designee is an Acceptable Person), subject, if not previously executed, to such nominee’s execution and delivery to the Company of the Nomination Documents and the resignation referred to in Section 2(c); provided, that if, for any reason, the Icahn Group and the Other Shareholder fail to provide the Company with written notice of the selection of any designee prior to the later of December 15, 2012 and twenty (20) days after notice from the Company that a particular designee is not an Acceptable Person, then the right of the Icahn Group and the Other Shareholder to designate the Mutual Designee shall immediately and permanently terminate. The Company agrees that any appointment of a Mutual Designee shall occur within three (3) business days after receipt of written notice by the Company from the Icahn Group and the Other Shareholder of such selection of an Acceptable Person as described herein and the other documents described in this Section 2(a)(iii). The Company represents that the Other Shareholder Agreement contains the same terms and conditions as this Agreement (other than Section 1 and Section 3(d)), including the Confidentiality Agreement (as hereinafter defined), but with all references to the Icahn Group, the Icahn Affiliates and the Icahn Nominee under this Agreement being changed to the Other Shareholder, the Other Shareholder Affiliates and the Other Shareholder Nominee, as applicable, and such other modifications as are necessary or appropriate to reflect the Other Shareholder as a party;

(iv)	to include the Icahn Nominee and the Mutual Designee in the Company’s slate of nominees for election as directors of the Company at the 2013 Annual Meeting;

(v)	subject to (A) compliance with applicable New York Stock Exchange listing requirements, being, as of the date hereof, those set forth in Sections 303A.02 and 303A.04 of the New York Stock Exchange listed company manual (the “NYSE Manual”) and (B) compliance with changes in applicable law after the date hereof, no later than October 8, 2012, and at all times thereafter provided an Icahn Nominee is a member of the Board, to include an Icahn Nominee on the Nominating and Corporate Governance Committee (or such other committee responsible for the organizational structure of the Board and its committees, including the search to identify a chief executive officer). The Company hereby acknowledges and agrees that the Icahn Nominee does not have a material relationship with the Company as such term is used in Section 303A.02 of the NYSE Manual by virtue of the Icahn Group’s beneficial ownership of shares of Common Stock as of the date hereof;

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(vi)	should any Icahn Nominee or the Mutual Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or to serve on, the Board (other than as a result of not being nominated by the Company for an Annual Meeting subsequent to the 2013 Annual Meeting), the Icahn Group, in the case of any Icahn Nominee, and the Icahn Group and the Other Shareholder, in the case of the Mutual Designee, shall be entitled to designate a replacement that is an Acceptable Person for each such Icahn Nominee or Mutual Designee (and if such proposed designee is not an Acceptable Person, the Icahn Group, in the case of the Icahn Nominee, and the Icahn Group and the Other Shareholder, in the case of the Mutual Designee, shall be entitled to continue designating a replacement until such proposed designee is an Acceptable Person) (a “Replacement”); and the Company shall take all necessary action within its control necessary to satisfy the requirements under Section 2(a) as promptly as practicable. Any such Replacement who becomes a Board member in replacement of an Icahn Nominee shall be deemed to be the Icahn Nominee for all purposes under this Agreement, and any such Replacement who becomes a Board member in replacement of the Mutual Designee shall be deemed to be the Mutual Designee for all purposes under this Agreement, and in each case, prior to his or her appointment to the Board, shall be required to execute the Nomination Documents and an irrevocable resignation as director in the form attached hereto as Exhibit B or Exhibit C (as applicable) and deliver it to the Company;

(vii)	to use commercially reasonable efforts to cause the election of the Icahn Nominee and the Mutual Designee to the Board at the 2013 Annual Meeting (including recommending that the Company’s stockholders vote in favor of the election of the Icahn Nominee and the Mutual Designee, including such nominees in the Company’s proxy statement for the 2013 Annual Meeting and otherwise supporting such nominees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate);

(viii)

for any Annual Meeting subsequent to the 2013 Annual Meeting, to notify the Icahn Group prior to the August 31st immediately preceding such Annual Meeting (which such date of notification shall in no event be less than 20 calendar days before the advance notice deadlines set forth in Sections 8 and 9 of the Company’s Amended and Restated Bylaws, as such date may change from time to time) whether any Icahn Nominee or the Mutual Designee will be nominated by the Company for election as a director at such Annual Meeting and to use commercially reasonable

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efforts to cause the election of any such nominees so nominated by the Company (including recommending that the Company’s stockholders vote in favor of the election of any such nominees, including such nominees in the Company’s proxy statement for such Annual Meeting and otherwise supporting any such nominee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate);

(ix)	that as of the date hereof, the Company represents and warrants that the Board is composed of ten (10) directors and that there are no vacancies on the Board. The Company agrees that, from and after the date hereof, so long as an Icahn Nominee is a member of the Board, the Company shall not take any action, or support any person who is seeking, to increase the size of the Board above ten (10) directors, each having one vote on all matters; and

(x)	no later than October 5, 2012, the Company shall disband the Executive Committee of the Board and amend its by-laws and the applicable corporate governance guidelines of the Company to eliminate the Executive Committee of the Board; and if the Company subsequently creates an executive committee and at such time an Icahn Nominee is a member of the Board, to include an Icahn Nominee on such executive committee.

(b) Notwithstanding the foregoing, if at any time after the date hereof, the Icahn Group, together with all controlled Affiliates of the members of the Icahn Group (such controlled Affiliates, collectively and individually, the “Icahn Affiliates”), ceases collectively to beneficially own (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), at least 5,125,250 shares of Common Stock as of such date, (1) the Icahn Group shall cause the Icahn Nominee to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Company shall have no further obligations under this Section 2. In furtherance of this Section 2(b), any Icahn Nominee shall, prior to his or her appointment to the Board, and each member of the Icahn Group shall cause each such Icahn Nominee to, execute an irrevocable resignation as director in the form attached hereto as Exhibit B and deliver it to the Company. For purposes of this Agreement: the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(c) Notwithstanding the foregoing, if at any time after the date hereof, the Board Representation Period for either the Icahn Group or the Other Shareholder (such period with

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respect to the Other Shareholder as defined in the Other Shareholder Agreement) terminates, then the Mutual Designee shall promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits; provided, however that if, and so long as, the Board Representation Period remains in effect for either the Icahn Group or the Other Shareholder (either the Icahn Group or the Other Shareholder, as applicable, the “Continuing Shareholder”) and such group beneficially owns at least 10.0% of the outstanding shares of Common Stock, then the Icahn Group or the Other Shareholder, as applicable, shall be entitled to designate an Acceptable Person as a Replacement to replace the Mutual Designee. If the Continuing Shareholder does not beneficially own at least 10.0% of the outstanding shares of Common Stock, then the Continuing Shareholder shall cease to have any rights related to the appointment of a Mutual Designee under this Agreement. In furtherance of this Section 2(c), the Mutual Designee shall, prior to his or her appointment to the Board, execute an irrevocable resignation as director in the form attached hereto as Exhibit C and deliver it to the Company.

3. Certain Other Matters.

(a) So long as the Company has complied and is complying with its obligations set forth in this Agreement, from and after the date hereof until the later of (x) the conclusion of the 2013 Annual Meeting and (y) the date that an Icahn Nominee is no longer a member of the Board (it being understood that if such an Icahn Nominee is no longer a member of the Board due to circumstances in which the Icahn Group would be entitled to appoint a Replacement pursuant to Section 2(a)(vi), an Icahn Nominee shall be deemed to continue to be a member of the Board for all purposes of this Agreement until such time as the Icahn Group irrevocably waives in writing any right to designate such a Replacement or appoints such a Replacement) (the later of the foregoing periods, the “Board Representation Period”), no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each Icahn Affiliate not to, directly or indirectly, (i) solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to the Voting Securities (as defined below), or from the holders of the Voting Securities, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any third party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter), (ii) encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any other type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter), (iii) form or join in a partnership, limited partnership, syndicate or other group, including without limitation a group as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities (it being understood that a Permitted Person (or Permitted Persons) as long as it is (or they are) such engaging in Permitted Activities (each as defined in the Rights Plan) shall not be deemed to be or create a “group” for purposes of this clause (iii)), or otherwise support or participate in any effort by a third party with respect to the matters set forth in clause (i) above, (iv) present at any Annual Meeting or any special meeting of the Company’s stockholders any

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proposal for consideration for action by stockholders or (except as explicitly permitted by this Agreement) propose any nominee for election to the Board, other than through action at the Board by the Icahn Nominee acting in his or her capacity as such, (v) grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting of stockholders (an “Annual Meeting”)) or deposit any of the Voting Securities held by the Icahn Group or the Icahn Affiliates in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any Annual Meeting except as provided in Section 3(b) below, (vi) make any request under Section 220 of the Delaware General Corporation Law, (vii) make, or cause to be made, by press release or similar public statement to the press or media, any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages (as distinct from objective statements reflecting business criticism), the Company, its officers or its directors or any person who has served as an officer or director of the Company in the past or (viii) institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions). As used in this Agreement, the term “Voting Securities” shall mean the common stock, par value $0.10 per share, of the Company (the “Common Stock”) and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies. For so long as the Rights Agreement (or a New Rights Plan) is in effect, no “Permitted Activity” under the Rights Agreement (or New Rights Plan) shall constitute a violation of this Section 3(a) or 3(c).

(b) So long as the Company has complied and is complying with its obligations set forth in this Agreement, during the Board Representation Period, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct the record owner, in the case of all shares of Voting Securities Beneficially Owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, as of the record date for any Annual Meeting within the Board Representation Period, in each case that are entitled to vote at any such Annual Meeting, to be present for quorum purposes and to be voted, at all such Annual Meetings or at any adjournments or postponements thereof, (i) for all directors nominated by the Board for election at such Annual Meeting and (ii) in accordance with the recommendation of the Board for the ratification of the appointment of the Company’s independent public accounting firm set forth in the Company’s proxy statement for any such Annual Meeting.

(c) So long as the Company has complied and is complying with its obligations set forth in this Agreement, during the Board Representation Period, each member of the Icahn Group agrees (and agrees to cause each Icahn Affiliate to comply with the provisions of this Section 3(c)) not to (A) acquire (in the aggregate with all other members of the Icahn Group and all Icahn Affiliates) Beneficial Ownership of Voting Securities that would exceed the greater of (x) 14.99% of the then total outstanding Voting Securities and (y) the percentage of outstanding shares then used in the definition of Acquiring Person (as defined in the Rights Agreement, as amended from time to time, dated as of June 19, 2012, between the Company and Computershare Shareowner Services LLC, as Rights Agent (the “Rights Agreement”)) (clause (x) or (y), as applicable, the “Ownership Limit”); provided, however, if the Rights Agreement is

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terminated, eliminated, expires or is otherwise no longer in effect, then this Section 3(c)(A) shall be of no further force and effect and no Ownership Limit shall apply to the Icahn Group or (B) without the prior approval of the Board, directly, or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or to the Company) or participate in, any (1) tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries or (2) form of business combination or acquisition or other transaction relating to a material amount of the assets of the Company or any of its subsidiaries. As used in this Agreement, the term “Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including, without limitation, through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s controlled Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s controlled Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities. For purposes of this Section 3(c), no Person shall be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.

(d) High River Limited Partnership, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and Icahn Partners LP hereby withdraw their letter dated September 11, 2012 to the Company requesting certain books and records of the Company and all other demands for materials pursuant to Section 220 of the Delaware General Corporation Law or otherwise, and such parties shall promptly return to the Company or destroy all materials in relation thereto that have been delivered to the Icahn Group or its representatives prior to the date hereof or that are based thereon (as described in that certain Confidentiality Agreement, dated September 28, 2012, between the Company and the Icahn Group signatories thereto), and shall certify as to the return or destruction of such materials in the manner described in such confidentiality agreement.

(e) Each member of the Icahn Group hereby releases the Company and its subsidiaries, and each and all of their respective past or present directors, officers, stockholders, employees, advisors, attorneys, agents, predecessors, successors and assigns, from any and all claims of any kind whatsoever, whether known or unknown, accrued or unaccrued, that any member of the Icahn Group may have that arise out of acts, events, transactions, decisions, statements, disclosures or omissions, whether known or unknown, occurring before the date of this Agreement and that relate to the Company.

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4. Public Announcements. No earlier than 8:30 a.m., New York City time, on the first trading day after the date hereof, the Company shall announce this Agreement and the material terms hereof by means of a press release reasonably satisfactory to the parties (in the form so released, the “Press Release”). Neither the Company nor the Icahn Group shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party. The Company acknowledges that the Icahn Group will comply with its obligations under Section 13(d) of the Exchange Act and intends to file this Agreement as an exhibit to its Schedule 13D.

5. Confidentiality Agreement. The Company hereby agrees that: (i) the Icahn Nominee is permitted to and may provide confidential information in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit D (the “Confidentiality Agreement”) and (ii) the Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto.

6. Rights Agreement. The Company hereby:

(a) (i) waives, as of the date hereof, any right available to the Company under the Rights Agreement that could allow the Company to assert or declare that the Icahn Group is, or at any time prior to the date hereof became, an Acquiring Person (as defined in the Rights Agreement), and (ii) agrees, as of the date hereof, not to assert, declare or claim in any manner whatsoever, that the Icahn Group is, or previously became, an Acquiring Person, in each case, based on, relating to, or concerning, any event, action, conduct, discussion or communication that has occurred prior to the date hereof (other than any binding agreement);

(b) (i) agrees that entering into this Agreement or exercising any rights under Section 2(a)(iii) or 2(a)(vi) of this Agreement shall not result in the Icahn Group having previously become, or becoming, an Acquiring Person (as defined in the Rights Agreement or any provision having a similar effect under any New Rights Plan (as defined below)), and (ii) waives, as of the date hereof and at such later time, any right available to the Company under the Rights Agreement that could allow the Company to assert or declare that any matter referred to in clause (b)(i) resulted in the Icahn Group having previously become, or becoming, an Acquiring Person;

(c) agrees that any discussions or communications by or among the Icahn Group and other stockholders of the Company, which occur after the date hereof and before October 12, 2012, that relate to the Icahn Group’s actions in connection with this Agreement and the reasons therefor (and the advisability of entering into the Other Shareholder Agreement) shall not result in either the Icahn Group or the Other Shareholder becoming an Acquiring Person;

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(d) agrees that the agreements and waivers set forth in clauses (a), (b) and (c) above by the Company shall constitute a determination and interpretation by the Board pursuant to Section 29 of the Rights Agreement for the purpose of administering the Rights Agreement;

(e) within four (4) business days following the date hereof, agrees to file with the SEC a fully executed copy of Amendment Number One (“Amendment Number One”) to the Rights Agreement in substantially the form attached hereto as Exhibit E and dated and effective as of the date hereof, which form of amendment has been approved by the Board on or prior to the date hereof; and

(f) so long as an Icahn Nominee is a member of the Board, and except for Amendment Number One, agrees not to amend, modify, supplement or replace the Rights Agreement, or adopt a New Rights Plan, that, in each case, would be inconsistent with, or restrict the rights, powers, or privileges created by this Section 6 (including but not limited to Exhibit E hereto) except with the unanimous agreement of each member of the Board. For purposes of this Agreement, a “New Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to prevent or make more difficult a hostile takeover of the corporation by increasing the cost to a potential acquirer in such a takeover either through the issuance of new rights, shares of common stock or preferred stock or any other security or device that may be issued to stockholders of the corporation other than ratably to all stockholders of the corporation that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.

7. Other Shareholder Agreement. From and after the date hereof, so long as an Icahn Nominee is a member of the Board, the Company agrees that if it amends, modifies or waives the Other Shareholder Agreement or grants any rights, or otherwise enters into any arrangement, agreement or understanding with the Other Shareholder relating to the types of matters contemplated by this Agreement that provide any right more favorable than those set forth in this Agreement, that the Company shall offer the same rights to the Icahn Group.

8. Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that:

(a) Such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

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(b) This Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

(c) This Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

9. Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (i) they collectively Beneficially Own, an aggregate of 10,250,500 shares of Common Stock and (ii) except for such ownership, no member of the Icahn Group, individually or in the aggregate with all other members of the Icahn Group and Icahn Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including, without limitation, through any derivative transaction described in the definition of “Beneficial Ownership” above.

10. Board Resolution. The Company hereby represents and warrants that the Board has adopted the resolutions in the form attached as Exhibit F.

11. Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

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12. No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13. Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

14. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Navistar International Corporation
2701 Navistar Drive
Lisle, Illinois 60532
Facsimile: (331) 332-3186
Email: curt.kramer@navistar.com
Attention: Curt Kramer

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Suite 2700
Chicago, Illinois 60606
Facsimile: (312) 407-0411
Email: charles.mulaney@skadden.com
Attention: Charles W. Mulaney, Jr.
Richard C. Witzel, Jr.

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if to the Icahn Group:	Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention: Keith Cozza
Facsimile: (212) 688-1158
Email: Kcozza@sfire.com

With a copy to (which shall not constitute notice):

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention: Keith Schaitkin
Facsimile: (212) 688-1158
Email: kls@sfire.com

15. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

16. Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

17. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

18. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

19. Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

20. Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application

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and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ Curt A. Kramer
Name:	Curt A. Kramer
Title:	Corporate Secretary

[Signature Page to Navistar Settlement Agreement (Board Seats and Standstill)]

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
	By:	Hopper Investments LLC, general partner
	By:	Barberry Corp., its sole member

	By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

ICAHN CAPITAL LP
	By:	IPH GP LLC, its general partner
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:	/s/ SungHwan Cho
Name:	SungHwan Cho
Title:	Chief Financial Officer

/s/ Carl C. Icahn
Carl C. Icahn

[Signature Page to Navistar Settlement Agreement (Board Seats and Standstill)]

SCHEDULE A

Barberry Corp.

Beckton Corp.

Carl C. Icahn

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Partners Master Fund II LP

Icahn Partners Master Fund III LP

IPH GP LLC

High River Limited Partnership

Hopper Investments LLC

EXHIBIT A

[RESERVED]

EXHIBIT B

FORM OF IRREVOCABLE RESIGNATION

            , 201

Board of Directors

Navistar International Corporation

2701 Navistar Drive

Lisle, Illinois 60532

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 2(a)(vi) or 2(b) of that certain Settlement Agreement, effective as of October 5, 2012, between Navistar International Corporation and the members of the Icahn Group signatory thereto (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective only upon, and subject to, such time as the Icahn Group, together with all of the Icahn Affiliates, ceases collectively to “beneficially own” (as defined in Rule 13d-3 under the Exchange Act) at least 5,125,250 shares of Common Stock, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,

Name:

EXHIBIT C

FORM OF IRREVOCABLE RESIGNATION

            , 201

Navistar International Corporation

2701 Navistar Drive

Lisle, Illinois 60532

Attention: Corporate Secretary

Board of Directors of Navistar International Corporation

2701 Navistar Drive

Lisle, Illinois 60532

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 2(a)(vi) or 2(c) of that certain Settlement Agreement, effective as of October 5, 2012, between Navistar International Corporation and the members of the Icahn Group signatory thereto (the “Icahn Agreement”) and Section 2(c) of that certain Settlement Agreement, dated October 5, 2012, between Navistar International Corporation and the members of the Other Shareholder signatory thereto. Capitalized terms used herein but not defined shall have the meaning set forth in the Icahn Agreement. Effective only at such time that the Board Representation Period for either the Icahn Group or the Other Shareholder terminates, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,

Name:

EXHIBIT D

[CONFIDENTIALITY AGREEMENT]

NAVISTAR INTERNATIONAL CORPORATION

[            ], 201[    ]

To:     [Each of the persons or entities listed on Schedule A hereto (the “Icahn Group”)]

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of any Icahn Nominee to the Board of Directors (the “Board”) of Navistar International Corporation (the “Company”) at which time the parties shall execute the signature page hereto. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Settlement Agreement (the “Settlement Agreement”), effective as of October 5, 2012, among the Company and the Icahn Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, the Icahn Nominee may, if and to the extent he or she desires to do so (in his or her sole and absolute discretion), disclose information he or she obtains while a member of the Board to you and your Representatives (as hereinafter defined) and to any Designating Person that has executed a confidentiality agreement with the Company and its attorneys, directors, officers and employees subject to such confidentiality agreement, and may discuss such information with any and all such persons. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, your attorneys, directors, officers and employees (collectively, the “Representatives”), you agree to treat any and all information concerning the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Nominee, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth. The term “Designating Person” shall mean any Person that has entered into an agreement with the Company pursuant to which such person has the right to designate one or more members of the Board and a designee of such Person is serving as a member of the Board at such time.

1. The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by any Icahn Nominee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”) or (iii) is received from a source other than any Icahn Nominee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed to you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the same was disclosed.

2. You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may disclose any of such information: (A) to your Representatives (i) who need to know such information for the sole purpose of advising you and (ii) who are informed by you of the confidential nature of such information; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto, except that you will not be so responsible with respect to any such Representative who has executed a copy of this letter agreement as an Additional Signatory and delivered such signed copy to the Company or (B) to any Designating Person who has executed a copy of a confidentiality agreement with the Company and its attorneys, directors, officers and employees subject to such confidentiality agreement. It is understood and agreed that no Icahn Nominee shall disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege; provided, however, that an Icahn Nominee may provide such disclosure if such Icahn Nominee shall not have taken any action, or failed to take any action, that has the purpose or effect of waiving attorney-client privilege or attorney work product privilege with respect to any portion of such Legal Advice and if reputable outside legal counsel of national standing provides the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege or attorney work product privilege with respect to such Legal Advice. “Legal Advice” as used herein shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy.

3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. It is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other transactions with respect to, the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing or making any offer, including any tender offer, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to any Icahn Nominee or other Board members.

5. All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Icahn Nominee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained herein.

6. You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your commercially reasonable efforts to ensure that your Representatives, do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.

7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this Agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this Agreement does not require approval by any owners or holders of any equity interest in you (except as has already been obtained).

8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11. This letter agreement and the Settlement Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and this letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:	Navistar International Corporation
2701 Navistar Drive
Lisle, Illinois 60532
Attention: Curt Kramer
Facsimile: (331) 332-3186
Email: curt.kramer@navistar.com

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP 155 N. Wacker Drive
Suite 2700
Chicago, Illinois 60606
Attention: Charles W. Mulaney, Jr.
Richard C. Witzel, Jr.
Facsimile: (312) 407-0411
Email: charles.mulaney@skadden.com

If to the Icahn Group:	Icahn Associates Corp.

767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention: Keith Cozza
Facsimile: (212) 688-1158
Email: kcozza@sfire.com

With a copy to (which shall not constitute notice):

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention: Keith Schaitkin
Facsimile: (212) 688-1158
Email: kls@sfire.com

13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14. This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.

15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.

16. The Icahn Group shall cause any Replacement for an Icahn Nominee appointed to the Board pursuant to Section 2(a)(vi) of the Settlement Agreement to execute a copy of this letter agreement.

17. This letter agreement shall expire two (2) years from the date on which any Icahn Nominee ceases to be a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

NAVISTAR INTERNATIONAL CORPORATION

By:
Name:
Title:

[Signature Page to the Confidentiality Agreement between Navistar and Icahn Group]

Accepted and agreed as of the date first written above:

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
	By:	Barberry Corp., its sole member
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
	By:	Hopper Investments LLC, general partner
	By:	Barberry Corp., its sole member

By:
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

ICAHN CAPITAL LP
	By:	IPH GP LLC, its general partner
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:
Name:	Sung Hwan Cho
Title:	Chief Financial Officer

Carl C. Icahn

Vincent J. Intrieri

Samuel Merksamer

Additional Signatory

[Signature Page to the Confidentiality Agreement between Navistar and Icahn Group]

SCHEDULE A

Barberry Corp.

Beckton Corp.

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Partners Master Fund II LP

Icahn Partners Master Fund III LP

IPH GP LLC

High River Limited Partnership

Hopper Investments LLC

Carl C. Icahn

Vincent J. Intrieri

Samuel Merksamer

EXHIBIT E

AMENDMENT NO. 1 TO

RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) is dated as of October [—], 2012 (the “Effective Date”) and amends that certain Rights Agreement, dated as of June 19, 2012 (the “Rights Agreement”) between Navistar International Corporation, a Delaware corporation (the “Company”), and Computershare Shareowner Services LLC, a New Jersey limited liability company, as rights agent (the “Rights Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Rights Agreement.

WHEREAS, on October 5, 2012, the Board determined it is in the best interests of the Company and its stockholders to amend the Rights Agreement on the terms set forth herein;

WHEREAS, in accordance with Section 27 of the Rights Agreement, prior to the Distribution Date, the Company may, and the Rights Agent, if directed by the Company, shall, from time to time supplement or amend this Agreement without the approval of any holders of shares of Common Stock;

WHEREAS, the Rights Agent is hereby directed to join in this Amendment; and

WHEREAS, an officer of the Company has delivered to the Rights Agent a certificate as to the compliance of this Amendment with the terms of Section 27 of the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

1. Amendment of the Rights Agreement.

(a)	Section 1(aa), the definition of “Person”, is hereby amended by replacing it in its entirety with the following:

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, association, syndicate or other entity.

(b)	Section 1 is hereby amended by adding the following definitions:

“Any Other Agreement” means any agreement or arrangement between the Company and any other Person pursuant to which such Person, or its Affiliates, has the right to designate one or more members of the Board.

“Designating Person” shall mean any Person that is a signatory to either the Icahn Agreement or Any Other Agreement, or the Affiliates or Associates of such Person; provided that a designee of such signatory is serving as a member of the Board at such time.

4

“Icahn Agreement” means the Settlement Agreement, dated as of October 5, 2012, among the Company and the signatories thereto.

“Permitted Activity” means (i) any Permitted Person serving as a director on the Board or the Company’s Subsidiaries (or as a member of any committee thereof) or voting or taking any action in his capacity as a director of the Company or any of its Subsidiaries (or as a member of any committee thereof), (ii) any non-public discussion or communication by any Permitted Person with respect to: (A) voting or any action to be taken by any director of the Company or any of its Subsidiaries (or any committee thereof) in his capacity as a director of the Company or any of its Subsidiaries, (B) any vote or action taken, to be taken or proposed to be taken by any director of the Company or any of its Subsidiaries (or any committee thereof) in his capacity as a director of the Company or any of its Subsidiaries (or as a member of any committee thereof) or (C) any proposal to be made to the Board (or applicable board of directors of any Company Subsidiary) by any director of the Company or its Subsidiaries (or any committee thereof) in his capacity as a director of the Company or any of its Subsidiaries, or (iii) any non-public discussion or communication by any Permitted Person with respect to matters related to the Company. For the avoidance of doubt, it is understood that no agreement, arrangement or understanding shall exist or be deemed to exist between, by or among any Permitted Persons by virtue of: (1) any Permitted Person engaging in any Permitted Activity with any other Permitted Person and subsequently voting or taking any other action similar to the vote or other action taken by another Permitted Person or (2) any decisions or conclusions of any Permitted Persons: (x) relating to the manner that a director should vote on any matter or (y) that a director should present any matter to the Board and/or any officer of the Company (it being understood that no such activity can bind a director from his or her right to freely vote and act in accordance with his or her fiduciary duties as a director). For example, if two Permitted Persons meet (either alone or with any board members) and discuss a matter to be acted on, or that they would like to be acted on, by the Board, and those two Permitted Persons reach a conclusion as to how they would like directors to vote or act, and those Permitted Persons tell any board members that conclusion and that the Permitted Persons would like the board members to vote or act in accordance with that conclusion, such activity is “Permitted Activity.”

“Permitted Person” shall mean (i) any member of the Board or (ii) any Affiliate or Associate of a member of the Board, or of any Designating Person or (iii) any employee, officer, director or advisor of any Person referred to in clauses (i), (ii) or (iii).

5

(c)	The proviso immediately following clause (iv) of Section 1(f), the definition of “Beneficial Owner”, is hereby amended by replacing it in its entirety with the following:

provided, however, that nothing in this paragraph (f) shall:

(A)	cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” under any clause of this paragraph (f), any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days (40) after the date of such acquisition, and then only if such securities continue to be owned by such Person as the expiration of forty (40) days;

(B)	cause a Person, who is a member of the Board or who is a Designating Person, to be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” any securities of any Permitted Person under clauses (ii) or (iii) of this paragraph (f) as a result of engaging in any Permitted Activity; or

(C)	cause a Person to be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” under any clause of this paragraph (f), any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.

2. No Other Amendment; Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Rights Agreement and the exhibits thereto shall remain in full force and effect in all respects without any modification. This Amendment shall be deemed an amendment to the Rights Agreement and shall become effective on the Effective Date.

3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed

6

in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without regard to the principles or rules concerning conflicts of law which might otherwise require application of the substantive laws of another jurisdiction.

[Remainder of Page Intentionally Left Blank]

7

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Rights Agreement as of the date first above written.

NAVISTAR INTERNATIONAL CORPORATION

By:
Name:
Title:

COMPUTERSHARE SHAREOWNER SERVICES LLC

By:
Name:
Title:

EXHIBIT F

RESOLVED, that the Board of Directors (the “Board”) of Navistar International Corporation (the “Company”) has considered, and hereby deems advisable and in the best interests of the Company and its stockholders, that the Company enter into a settlement agreement with Carl Icahn and certain of his affiliates (collectively, the “Icahn Group”), substantially in the form presented to the Board (the “Icahn Agreement”);

RESOLVED, that the Icahn Agreement, and the performance by the Company of its obligations thereunder, be, and they hereby are, authorized and approved in all respects;

RESOLVED, that each of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Vice President, any Senior Vice President, the General Counsel, the Secretary, the Treasurer and any Assistant Secretary of the Company (each an “Authorized Officer” and, collectively, the “Authorized Officers”) are, and each of them individually hereby is, authorized and directed to execute and deliver in the name of and on behalf of the Company, the Icahn Agreement, together with any amendments or supplements thereto and all documentation and any related agreements to be entered into by the Company in connection therewith deemed necessary, appropriate or desirable by the Authorized Officer to effectuate the foregoing, containing such changes or additions thereto as the Authorized Officer executing the same shall, in his or her sole discretion, approve, such approval to be conclusively evidenced by the execution and delivery thereof, and that the Authorized Officers are, and each of them individually hereby is, authorized to prepare, execute and deliver, or cause to be prepared, executed and delivered, such further agreements and documents and to take such actions as contemplated by the Icahn Agreement or as such Authorized Officers deem necessary, appropriate or desirable to carry out the intent of these resolutions;

RESOLVED, that, effective as of October 8, 2012, Vincent J. Intrieri is hereby appointed to the Board as a Class I director to serve until the 2013 annual meeting of stockholders of the Company or until his successor is elected and qualified or until his earlier death, resignation, retirement or removal;

RESOLVED, that, based on information provided by Mr. Intrieri, the Board having considered all personal and business relationships between Mr. Intrieri and having found that Mr. Intrieri has no material relationship that would interfere with his independent judgment in carrying out the responsibilities of a director, and on the basis of this determination and after due consideration of the definition of an “independent director” in Section 303A.02 of the NYSE Manual and the Company’s Corporate Governance Guidelines, Mr. Intieri be, and hereby is, determined to be an “independent director” of the Company for purposes of both Section 303A.02 and the Company’s Corporate Governance Guidelines;

RESOLVED, that, effective as of October 8, 2012, Mr. Intrieri hereby is appointed as a member of the Nominating and Corporate Governance Committee;

RESOLVED, that the requirement in Section 2 of the Company’s Corporate Governance Guidelines requiring that a director resign upon a change in his or her principal occupation or primary business affiliation is waived with respect to any director designated by the Icahn Group and/or the MHR Group pursuant to the Icahn Agreement and/or the MHR Agreement, as applicable;

RESOLVED, that, the form, terms and provisions of the Third Amended and Restated By-laws of the Company in the form described to the Board, be, and they hereby are, approved and adopted in all respects;

RESOLVED that, the form, terms and provisions of the amended and restated Corporate Governance Guidelines of the Company in the form described to the Board, be, and they hereby are, approved and adopted in all respects;

RESOLVED, that the Icahn Agreement and, if executed and delivered by the MHR Group and the Company, the MHR Agreement, contemplates that the Rights Agreement, dated as of June 19, 2012 (the “Rights Agreement”), with Computershare Shareowner Services LLC, a New Jersey limited liability company, as rights agent (the “Rights Agent”), will be amended substantially in the form in the form described to the Board (“Amendment No. 1”);

RESOLVED, that the Board has considered, and hereby declares it advisable and in the best interests of the Company and its stockholders to enter into Amendment No. 1;

RESOLVED, that the Board is permitted to authorize Amendment No. 1 pursuant to Section 27 of the Rights Agreement without the approval of holders of shares of common stock of the Company;

RESOLVED, that Amendment No. 1 be, and it hereby is, authorized and approved in all respects;

RESOLVED, that the Board directs the Authorized Officers to direct the Rights Agent, pursuant to Section 27 of the Rights Agreement, to enter into Amendment No. 1;

RESOLVED, that the Authorized Persons be, and each of them individually hereby is, authorized, in the name and on behalf of the Company, to execute, deliver and enter into Amendment No. 1, with such changes therein as shall be approved by any such Authorized Person, such approval to be conclusively evidenced by his or her execution thereof;